Exhibit (h)(2)

North Haven Private Assets Fund

FORM OF SELLING AND SHAREHOLDER SERVICING AGREEMENT

Morgan Stanley Distribution, Inc. (“Distributor”) serves as the principal underwriter for North Haven Private Assets Fund (the “Fund”), a closed-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), pursuant to a distribution agreement with the Fund. [ ] (“Dealer”) and Distributor hereby agree that Dealer will participate in the distribution of certain classes of shares of the Fund described in Exhibit C hereto (“Shares”) and separately will provide certain non-distribution shareholder services to the holders of Shares, subject to the terms of this Agreement (“Agreement”), dated as of the [ ] day of [ ], 202[ ].

SECTION 1. LICENSING

(a)

Dealer represents and warrants that: (i) it is a broker-dealer registered with the Securities and Exchange Commission (“SEC”); (ii) it is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and authorized per its membership agreement to distribute shares of registered investment companies; (iii) if applicable, it is licensed by the appropriate regulatory agency of each state or other jurisdiction in which it will offer and sell Shares; (iv) if applicable, each of its principals, directors, officers, employees, and agents who will participate or otherwise be involved in the offer or sale of the Shares or the performance of its duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which it will offer and sell Shares; (v) its customers’ accounts are insured by the Securities Investors Protection Corporation (“SIPC”); and (vi) during the term of this Agreement, it will abide by all applicable laws, rules and regulations, including the rules and regulations of the SEC and of FINRA including, without limitation, the Conduct Rules of FINRA.

(b)

Dealer agrees that: (i) termination or suspension of its registration with the SEC; (ii) termination or suspension of its membership with FINRA; or (iii) termination or suspension of its license to do business by any state or other jurisdiction in which the Shares are offered shall cause the automatic termination of this Agreement. Dealer further agrees to notify the Distributor promptly in writing of any such action or event.

(c)

Dealer agrees that this Agreement is in all respects subject to the Conduct Rules of FINRA and such Conduct Rules shall control any provision to the contrary in this Agreement. Without limiting the generality of the foregoing, Dealer acknowledges that, subject to the indemnification described in Section 9 of this Agreement, the Distributor has no responsibility for the manner of Dealer’s performance of, or for acts or omissions in connection with, the duties and activities performed by Dealer under this Agreement.

(d)

Dealer agrees to be bound by, and to comply with, all applicable federal, state and foreign jurisdiction laws and all rules and regulations promulgated thereunder generally affecting the sale or distribution of shares of registered investment companies, including, but not limited to, securities laws, anti-money laundering laws and regulations and applicable guidance issued by the Department of the Treasury, the SEC and FINRA identified herein.

SECTION 2. ORDERS

(a)

Dealer agrees to offer and sell Shares to its customers (“Clients”) only in accordance with the terms and conditions of the applicable current Prospectus (as defined below) and applicable rules, regulations and requirements. Dealer agrees to offer and sell Shares to Clients only at the net asset value applicable to such Shares plus any applicable sales load in effect at the time of each transaction as described in the Prospectus (as defined below). The procedures relating to all orders and the handling of each order (including the manner of computing the net asset value of Shares and the effective time of orders received from Dealer) are subject to the terms of the then-current prospectus and Statement of Additional Information (in either case, including any supplements, stickers or amendments thereto from time to time) relating to the Fund, as filed with the SEC (collectively, the “Prospectus”), and to the extent that the Prospectus contains provisions that are inconsistent with such terms in this Agreement or any other document, the terms of the Prospectus shall be controlling. Dealer may impose commissions or other fees (“Dealer-Imposed Commissions”) that it may charge in its discretion in accordance with applicable law and regulations and applicable guidance issued by the SEC and FINRA.

(b)

In all offers and sales of the Shares to prospective investors, Dealer will not act as broker or agent for, or employee of, Distributor or the Fund and Dealer will not represent to any third party that Dealer has such authority or is acting in such capacity.

(c)

All orders for the purchase and sale of Shares are subject to acceptance by Distributor in its sole discretion and become effective upon written confirmation by Distributor. Distributor reserves the right not to accept any specific order for the purchase or sale of Shares for any reason or no reason. Upon any such rejection the Distributor shall advise Dealer of such rejection as soon as is reasonably practicable.

(d)

Dealer agrees that payment for orders from Dealer Shareholders (defined in 4(b) below) for the purchase of Shares will be made as described in the Prospectus or as otherwise agreed by Distributor and Dealer herein and from time to time. On the date on which payment for Shares is to be received by the Fund, Dealer will remit to an account designated by Distributor the purchase order amount due the Fund with respect to the issuance of Shares as determined by the Distributor in accordance with the terms of the Prospectus. If payment for any purchase order is not so received, Distributor may cancel the sale without notice.

(e)

Distributor reserves the right at any time to suspend the sale of Shares or to withdraw or limit the offering of Shares, and, if Distributor exercises this right, Distributor shall provide to Dealer prompt written notice of such exercise. Dealer agrees that upon such suspension by Distributor at any time, Dealer will suspend its offer and sale of Shares and will resume its offer and sale of Shares hereunder only upon subsequent request of Distributor.

(f)

Dealer acknowledges that the Fund will make offers for the repurchase of Shares from time to time as described in the Prospectus and Section 5 of this Agreement. Dealer acknowledges that such repurchase offers represent the only expected liquidity opportunity for holders of Shares.

(g)

Dealer agrees that it will not engage a sub-selling agent to assist it in the offer or sale of Shares without the prior written consent of the Distributor. Any approved sub-selling agent shall be required to enter into an agreement with Dealer which agreement shall be subject to Distributor’s approval.

(h)

Dealer agrees that it will only offer Shares to, and submit an order to purchase Shares for, Clients who Dealer reasonably believes (both at the time of an initial subscription and at the time of any additional subscription) to be a “qualified client,” as defined in Rule 205-3 under the Investment Advisers Act of 1940, to the extent the Fund continues to charge an incentive fee that requires such standard, as described in the Fund’s then-current Prospectus. Dealer further agrees that neither the Fund, the Distributor nor any of their affiliates or agents will have any responsibility or liability to review any purchase or repurchase request which is presented by Dealer (i) to determine whether such request is genuine or authorized by Client or (ii) to determine the suitability of the Fund or class of shares for Client. The Fund, the Distributor and their affiliates and agents will be entitled to rely conclusively on any purchase or repurchase request communicated to the Fund by Dealer, and will have no liability whatsoever for any losses, claims or damages to or against Dealer or any of its customers resulting from the failure of Dealer to transmit any such request, or from any errors contained in any request. Notwithstanding any other provision of this Agreement to the contrary, nothing in this Agreement contemplates or requires that Distributor provide any services, deal directly with or give any recommendations to any retail customer or retail investor for purposes of SEC Regulation Best Interest or Form CRS, it being understood and agreed between and among the parties that Distributor will act only as a wholesale distributor for the Fund through third-party dealers and selling agents, which will deal with such retail customers or retail investors.

(i)

Dealer agrees that it will only offer Shares to, and submit an order to purchase Shares on behalf of, Clients who subscribe (both at the time of an initial subscription and at the time of any additional subscription) for no less than the minimum denominations as specified in the Prospectus or as the Fund or Distributor shall advise.

(j)	Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of the Client and such Client’s completed and executed subscription agreement.

SECTION 3. DUTIES OF DEALER

(a)

Dealer agrees to deliver to each of its Clients making purchases of Shares, prior to the time of sale, a copy of the Prospectus and a fee disclosure statement, including related to any Dealer-Imposed Commissions.

(b)

Dealer agrees to record on the order the date and time on which the order for the purchase or sale of Shares was received by Dealer, and to forward promptly such orders to Distributor or its designee in time for processing at the public offering price next determined after receipt of such orders by Dealer, in each case as described in the Prospectus.

(c)	Dealer agrees not to withhold intentionally the placing of orders by its clients for Shares with Distributor so as to profit itself as a result of such inaction.

(d)

Dealer agrees to maintain records of all purchases and sales of Shares made through Dealer for at least the period required under applicable law and to furnish Distributor with copies of such records upon its request and, upon request from a regulatory authority or as required under applicable law, to furnish such regulatory authority with copies of such records.

(e)	Dealer agrees that it will not make any conditional orders for the purchase or repurchase of Shares and acknowledges that Distributor will not accept conditional orders for Shares.

(f)

Except as otherwise agreed by Dealer and Distributor, the parties agree that all out-of-pocket expenses incurred by such party in connection with its activities under this Agreement will be borne by such party.

(g)

Separate from the distribution-related services provided hereunder, Dealer agrees that it will also assist with providing the following non-distribution shareholder services to Dealer Shareholders (as defined in Section 4(b)) on an ongoing basis:

(i)	providing administrative, operational and infrastructural support for transactions in Shares and the settlement of Fund transactions with Dealer Shareholders, as necessary;

(ii)

handling inquiries regarding the Fund from Dealer Shareholders who own Shares, including but not limited to, questions concerning such Dealer Shareholders’ investments in the Fund, repurchase offers, reports and tax information provided by the Fund;

(iii)	assisting in the enhancement of relations and communications between Dealer Shareholders and the Fund;

(iv)	assisting in the establishment and maintenance of Dealer Shareholders’ accounts with the Fund, including notifying Distributor of any changes in the account information of a Dealer Shareholder;

(v)	assisting the Fund or its agent (including the Fund’s transfer agent) with the process of receiving and forwarding purchase and repurchase requests and payments to and from Dealer Shareholders;

(vi)	providing such other similar non-distribution related services as Distributor may reasonably request to the extent Dealer is permitted to do so under applicable statutes, rules and regulations; and

(vii)	assisting, as requested, in the repurchase of Shares owned by Dealer Shareholders.

(h)

If Distributor believes that a Dealer Shareholder’s contact information has changed, Distributor may request such information from Dealer but has no obligation to do so. Dealer agrees that if Dealer or a Dealer Shareholder does not provide to Distributor any changes in Dealer Shareholder account information, or if it or a Dealer Shareholder fails to provide any backup documentation that Distributor reasonably requests to verify changes to a Dealer Shareholder’s account information, then Distributor will continue to rely upon the account information without giving effect to any changes, and Distributor will have no liability whatsoever for continuing to rely upon such information.

SECTION 4. DEALER COMPENSATION

(a)

Sales Charges/Dealer Concessions. On each purchase of Shares by Clients from Distributor, the total sales charges and dealer concessions or commissions (other than Dealer-Imposed Commissions, if any), if any, payable to Dealer shall be in the rates set forth on Exhibit C hereto. Except as otherwise noted in this Section 4, neither the Fund nor the Distributor shall have the right to reduce or waive any of the sales load payable by Clients to Dealer. The parties hereto understand, acknowledge and agree that Dealer-Imposed Commissions are separate and apart from any compensation Dealer is entitled to receive from the Fund or Distributor under this Agreement, and that neither the Fund nor Distributor have any obligation with respect to any such Dealer-Imposed Commissions.

(b)

Distribution and Servicing Fees. Dealer shall also be entitled to receive from Distributor: (i) a distribution fee and (ii) a separate servicing fee, each at the annual rates listed in Exhibit C for the aggregate value of Shares per class held by Dealer Shareholders. These fees, if payable, will be calculated and paid monthly, with payment occurring within [ ] days after the end of each month. Notwithstanding the foregoing, Distributor shall have no obligation to pay any compensation described in the preceding sentence until Distributor receives the related compensation from the Fund in the form of an asset-based distribution fee and shareholder servicing fee (the “Related Compensation”). Distributor’s obligation or liability to Dealer for such payments is limited solely to the Related Compensation, and Dealer hereby waives any and all rights to receive payment of Related Compensation due until such time as Distributor is in receipt of such Related Compensation from the Fund. For purposes of this Agreement, a “Dealer Shareholder” shall include any person or entity introduced by Dealer to the Fund during the term of this Agreement, which invests in Shares. The parties understand and agree that the receipt of a servicing fee by Dealer pursuant to this Agreement is solely for the shareholder services described above in Section 3(g) and is not conditioned upon or related to the performance of promotional, marketing or any other distribution activities performed by Dealer hereunder or otherwise. The Related Compensation is paid pursuant to Rule 12b-1 under the Investment Company Act of 1940 and may be reduced, suspended or eliminated at any time, including if the distribution plans under which the fees are paid are materially amended or terminated either by the Board of the Fund or by vote of a majority of the outstanding shares. Distributor reserves the right not to pay Related Compensation to Dealer if payments for a given month are deemed to be de minimis by the Distributor. Distributor shall pay any compensation described in this Section 4(b) to Dealer in respect of the Shares held by Dealer Shareholders for as long as Dealer Shareholders hold those Shares through an account maintained by Dealer Shareholder at Dealer, subject to the limitations set forth in Section 4(e) of this Agreement.

(c)

Suspension/Elimination of Compensation. Dealer acknowledges and agrees that the Fund may, upon thirty (30) days’ prior written notice to Distributor, suspend or eliminate the payment of any compensation or other dealer compensation, by amendment, sticker, or supplement to the Prospectus for the Fund, except that the Fund may, without prior notice to Distributor, suspend or eliminate the payment of any compensation or other dealer compensation, by amendment, sticker, or supplement to the Prospectus for the Fund in cases where such suspension or elimination is required (a) pursuant to the dictates of any relevant regulatory agency with jurisdiction over the Fund, Distributor, or Dealer or (b) otherwise by operation of law. Distributor agrees to notify Dealer promptly upon receiving notice of any suspension or elimination of the payment of any compensation to Distributor or Dealer by the Fund.

(d)

FINRA Rules. Dealer will comply with FINRA Rule 2341, or any successor rule thereof. In accordance with FINRA Rule 2341, the parties understand and agree that, pursuant to limitations imposed by FINRA, no payments will be made to Dealer under this Agreement to the extent payments made to Dealer and any other FINRA member in respect of distribution or sales services exceed, in the aggregate, (a) with respect to the front-end sales charge (as defined under FINRA Rule 2341) in connection with the sale of Shares pursuant to this Agreement, [ ]% of the total proceeds received by the Fund in respect of sales of Shares registered under the Fund’s current registration statement on Form N-2, as amended from time to time, and (b) with respect to any asset-based, front end, and deferred sales charge (as defined under FINRA Rule 2341), 6.25% of the total proceeds received by the Fund in respect of sales of Shares registered under the Fund’s current registration statement on Form N-2, as amended from time to time; provided, however, that Distributor agrees that it will not take any action that would cause Dealer to receive, in respect of any Dealer Shareholder, less than the Maximum Compensation in respect of such investor. For purposes hereof, “Maximum Compensation” means, in respect of any Dealer Shareholder, the cumulative amount of asset-based, front end and deferred distribution fees payable hereunder for so long as the Client remains an investor in the Fund, not to exceed in the aggregate the product of 6.25% multiplied by the aggregate offering price of the Shares received by the Fund in respect of such investor, in accordance with FINRA Rule 2341. Dealer represents that it is a broker-dealer registered with FINRA and subject to FINRA Rule 2030 (the “Rule”). Dealer represents that it has policies and procedures to ensure compliance with the Rule and is currently in compliance with the Rule. Moreover, Dealer represents that neither it nor any of its Covered Associates (i.e., any (i) general partner, managing member or executive officer of Dealer, as well as any person with a similar status or function, (ii) any associated person of Dealer who engages in distribution or solicitation activities with a government entity, (iii) any associated person of Dealer who supervises, directly or indirectly, the government entity distribution or solicitation activities of a person in (ii) above, and (iv) any political action committee controlled by Dealer or one of its Covered Associates) has made, directly or indirectly, any contributions that prohibit Dealer from engaging in solicitation activities for compensation under the Rule (a “Triggering Contribution”). Dealer hereby agrees that neither it nor its Covered Associates will make a Triggering Contribution or violate the Rule while engaged hereunder. If Dealer breaches this provision and becomes aware of a Triggering Contribution or a violation of the Rule, it shall promptly provide written notice to Distributor of the nature of the ban or violation.

(e)

Dealer agrees that it will monitor on an ongoing basis the receipt of underwriting compensation, if any, set forth in the Prospectus in connection with the distribution of Shares and the rendering to investors in the Fund of ongoing investor and account maintenance services and will report thereon to Distributor no less frequently than quarterly. As used herein, “sales charges” means all amounts constituting sales charges under Rule 2341(b)(8) of the FINRA Rules.

(f)

Except as noted in this Agreement, no portion of the compensation paid to Dealer by Distributor hereunder shall be remitted or otherwise paid to any third party by Dealer without the prior written consent of Distributor, which consent may be withheld in Distributor’s sole discretion. Except as noted in this Agreement, Dealer will not accept any direct or indirect compensation from any person or entity other than as set forth in Section 4 hereof in connection with the offer or sale of Shares without the prior written agreement of Distributor.

SECTION 5. REPURCHASES

(a)

Dealer acknowledges that the Fund intends, but is not obligated, to conduct quarterly tender offers for up to 5.0% of the aggregate net asset value of its Shares in the sole discretion of the board of directors of the Fund (“Repurchase Offers”) as described in the Prospectus. Repurchase of Shares will be made at the net asset value of such Shares in accordance with the applicable Repurchase Offer and the Prospectus. A Dealer Shareholder who tenders its Shares with a tender valuation date within 12 months of the original issue date of such Shares will be subject to a fee of 2.0% of the net asset value of the Shares repurchased by the Fund (an “Early Repurchase Fee”). If applicable, payment of the Early

Repurchase Fee will be made by reducing the repurchase proceeds. The Early Repurchase Fee will be retained by the Fund for the benefit of remaining shareholders. Shares repurchased will be treated as having been repurchased on a “first-in/first-out” basis. Dealer agrees to inform its Clients that any Repurchase Offer notifications shall be posted in public filings with the SEC, and Dealer agrees to transmit repurchase requests from its Clients to the Fund or its transfer agent or other designee by the applicable repurchase request deadline as specified in the Prospectus and such notification. Dealer expressly acknowledges and agrees that Shares will not be repurchased by either the Fund (other than through Repurchase Offers, or other tender offers from time to time, if any) or Distributor, and that no secondary market for the Shares exists currently or is expected to develop, and therefore that the Shares have very limited liquidity and are appropriate only as a long-term investment. Dealer also expressly acknowledges and agrees that, in the event one or more of its Clients cancel their order for Shares of the Fund after confirmation, such Shares may not be repurchased, remarketed or otherwise disposed of by or through Distributor. Any representation as to a Repurchase Offer or other tender offer by the Fund, other than that which is set forth in the Prospectus or a Repurchase Offer notice issued by the Fund, is expressly prohibited.

(b)

Dealer acknowledges that Dealer shall be responsible for communicating all necessary information to its Clients regarding whether Shares in the Fund are a suitable investment for such Client including, without limitation, information regarding the limited liquidity of the investment as referenced above and in the Prospectus. Dealer agrees to recommend Shares to a Client only if Dealer has reasonable grounds for believing that the recommendation is suitable for such Client upon the basis of the facts, if any, disclosed by such Client as to his or her other security holdings and as to his or her financial situation and needs and otherwise in accordance with FINRA Rule 2111.

SECTION 6. PROVISION OF MATERIALS AND FUND INFORMATION

(a)

Dealer agrees that neither it nor any of its affiliates or their principals, directors, officers or employees, is authorized to give any information or make any representations concerning the Shares, the Fund and Distributor, except as set forth in this Section 6.

(b)

Offering Materials. Distributor acknowledges and agrees that Dealer may deliver Offering Materials (as defined below) to Clients and/or otherwise use such materials with Clients for marketing or other purposes. At its expense, Distributor will furnish Dealer with reasonable quantities of the Prospectus, materials relating to any repurchase offer, periodic reports to Fund shareholders and marketing and other materials Distributor has prepared related to the Fund (collectively, “Offering Materials”), and if any of the foregoing documents are amended or supplemented, Distributor will promptly notify Dealer in writing and provide Dealer with reasonable quantities of such amended documents or supplements at no cost to Dealer.

(c)

Dealer-Supplied Fund Materials. Distributor acknowledges and agrees that Dealer may deliver Dealer-Supplied Fund Materials (as defined below) to Clients and/or otherwise use such materials with Clients for marketing or other purposes. As used herein, the term “Dealer-Supplied Fund Materials” shall include any materials prepared by Dealer or its affiliates that (i) relate to the Fund, (ii) are not Research Reports (as defined in Section 6(d)) and (iii) either only contain the name of the Fund or have been approved in writing by Distributor. For the avoidance of doubt, any description of the Fund contained in Dealer-Supplied Fund Materials beyond just the name of the Fund must be approved in writing by Distributor in advance of its use.

(d)

Research Reports. Distributor acknowledges that Dealer may prepare research reports relating to the Fund that are not to be used for marketing purposes (“Research Reports”). Distributor hereby authorizes Dealer to use the name of the Fund and Distributor in Research Reports. Dealer agrees to provide such Research Reports to Distributor upon Distributor’s request.

(e)

Use of Name. Except as expressly provided herein, nothing herein shall be deemed to constitute a waiver by Distributor of any consent that would otherwise be required under applicable law prior to the use by Dealer of the name or identifying marks of the Fund, Distributor or “Morgan Stanley” (or any combination or derivation thereof). Notwithstanding the foregoing, this Section 6(e) shall not prohibit or limit Dealer or its affiliates from making statements required by law or regulation, as determined by Dealer (or such affiliate) in its sole discretion. Distributor will not use any company name, trade name, or service mark or logo of Dealer and/or its affiliates without prior written consent of such Dealer and/or its affiliate.

SECTION 7. REGISTRATION OF SHARES

(a)

Distributor will be responsible for the registration, qualification or exemption of the Shares under all applicable laws, rules or regulations in all jurisdictions or states in which Shares shall be offered and/or sold.

(b)

Distributor will make available to Dealer a list of the states or other jurisdictions in which Fund shares are eligible for sale, which list may be revised from time to time. Dealer agrees to sell or offer to sell Fund shares only in the states and other jurisdictions appearing on the most recent list made available by Distributor.

(c)

Notwithstanding anything to the contrary herein, Dealer shall not offer the Shares or transact orders for Shares in any jurisdiction other than the states within the United States, except as may otherwise be consented to by the Distributor in writing on a case-by-case basis. [Distributor hereby consents to Dealer’s offer of Shares, subject to applicable law, in the designated non-U.S. jurisdictions (“Designated Jurisdictions”) listed in Exhibit D. Distributor may modify the jurisdictions listed on Exhibit D with notice to Dealer. Dealer agrees not to offer the Shares or transact orders for Shares in any other jurisdictions in which it has not been informed in writing by Distributor that Shares may be sold or in which it and its personnel are not authorized to sell Shares.

(d)

To the extent Dealer conducts marketing efforts in non-U.S. jurisdictions, Dealer shall, at its own expense, comply with the applicable laws, rules and regulations of each such jurisdiction (including, without limitation, those related to securities offerings private placements, anti-money laundering and sanctions, and investor suitability, hereinafter referred to as “Foreign Offering Laws”) in connection with such marketing efforts, and to the extent Dealer offers or sells Shares in non-U.S. jurisdictions, Dealer shall, at its own expense, comply with the Foreign Offering Laws in connection with such offers or sales of Shares, including, without limitation, the monitoring of any numeric limits required by such jurisdiction. In connection with such monitoring, Dealer agrees to reasonably cooperate with and provide information to Distributor to enable Distributor to monitor its compliance with such numeric limits, as Distributor may request. Dealer agrees that it will not take any action that would require the Fund, the Adviser or the Distributor to become registered in any jurisdiction, or otherwise require any action on the part of the Fund, the Adviser or the Distributor (including the marketing, solicitation or offering of the Shares in any non-U.S. jurisdiction that is not a Designated Jurisdiction), unless previously agreed in writing by Distributor. For the avoidance of doubt, no party hereto shall be required to conduct marketing activities or be licensed in any new non-U.S. jurisdiction where it is not offering Shares or so licensed as of the date hereof without such party’s consent.]

SECTION 8. REPRESENTATIONS AND WARRANTIES

(a)	In addition to the representations and warranties found elsewhere in this Agreement, Distributor represents, warrants and agrees that:

(i)

It is a limited liability company duly organized and existing and in good standing under the laws of Delaware and is duly registered or exempt from registration as a broker-dealer in all states and jurisdictions in which it provides services as a non-exclusive distributor for the Fund.

(ii)

It is empowered under applicable laws and its organizational documents to enter into this Agreement and perform all activities and services of Distributor provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting Distributor’s ability to perform under this Agreement.

(iii)

The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein and in the Prospectus, including the issuance and sale of the Shares, will not constitute a breach of, or default under, any agreement or instrument by which Distributor is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

(iv)

If any of the representations set forth in this Section 8 or Section 10 at any time ceases to be true, Distributor shall promptly notify Dealer of this fact in writing. Such notice shall be provided in accordance with Section 19.

(b)	In addition to the representations and warranties found elsewhere in this Agreement, Dealer represents, warrants and agrees that:

(i)	It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Dealer is organized.

(ii)

It is empowered under applicable laws and by its organizational documents to enter into this Agreement and perform all activities and services of Dealer provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting Dealer’s ability to perform under this Agreement.

(iii)

The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein and in the Prospectus, including the issuance and sale of the Shares, will not constitute a breach of, or default under, any agreement or instrument by which Dealer is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

(iv)	All requisite actions have been taken to authorize Dealer to enter into and perform this Agreement.

(v)	All litigation and regulatory actions involving Dealer and its affiliates that are material to Dealer’s provision of the services described herein have been disclosed to Distributor.

(vi)

It shall notify Distributor, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against Dealer or its principals, affiliates, officers, directors, employees or agents, or any person who controls Dealer, within the meaning of Section 15 of the Securities Act of 1933, as amended.

(vii)

As of the date hereof and at any time during the term of this Agreement, Dealer shall take reasonable steps to ensure that all Dealer Supplied Information and Dealer-Supplied Fund Information do not and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

(viii)

Dealer represents that it is a broker-dealer registered with FINRA and subject to the Rule. Dealer represents that it has policies and procedures to ensure compliance with the Rule and is currently in compliance with the Rule. Moreover, Dealer represents that neither it nor any of its Covered Associates (i.e., any (i) general partner, managing member or executive officer of Dealer, as well as any person with a similar status or function, (ii) any associated person of Dealer who engages in distribution or solicitation activities with a government entity,

(iii) any associated person of Dealer who supervises, directly or indirectly, the government entity distribution or solicitation activities of a person in (ii) above, and (iv) any political action committee controlled by Dealer or one of its Covered Associates) has made, directly or indirectly, a Triggering Contribution. Dealer hereby agrees that neither it nor its Covered Associates will make a Triggering Contribution or violate the Rule while engaged hereunder. If Dealer breaches this provision and becomes aware of a Triggering Contribution or a violation of the Rule, it shall promptly provide written notice to Distributor of the nature of the ban or violation.

(ix)

If any of the representations set forth in this Section 8 or Section 10 at any time ceases to be true, Dealer shall promptly notify Distributor in writing of this fact. Such notice shall be provided in accordance with Section 19.

(x)

Dealer understands and acknowledges that the Fund offers shares in multiple classes, and represents and warrants that it has established compliance procedures designed to ensure (i) that its customers are made aware of the terms of each available class of shares, (ii) that each customer is offered only shares that are suitable investments for him or her, (iii) that each customer is given the opportunity to obtain sales charge break points or other sales charge reductions and discounts as detailed in the Prospectus, and (iv) proper supervision of its representatives in recommending and offering the shares of multiple classes to its customers.

SECTION 9. INDEMNIFICATION

(a)

Distributor will indemnify, hold harmless, and defend Dealer, its affiliates and their respective officers, directors, partners, members, shareholders, employees and agents (the “Covered Persons”) from and against any losses, claims, damages or liabilities (or actions in respect thereof) (“Covered Claims”) arising directly out of or relating to (i) any untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any of the Offering Materials (other than untrue statements or alleged untrue statements in or omissions or alleged omissions from information relating to a Covered Person furnished in writing by or on behalf of such Covered Person for use in materials furnished or made available to a Client), (ii) any material breach by Distributor of any representation, warranty or agreement contained in this Agreement, or (iii) any willful misconduct, fraud or negligence (as measured by industry standards) by Distributor in the performance of, or failure to perform, its obligations under this Agreement; provided that in the case of any of (i)-(iii), Distributor will not be liable to and will not have any indemnification obligation to any Covered Person for the portion of any Covered Claim that is the result of any Covered Person’s material breach of this Agreement, bad faith, fraud, willful misconduct or negligence (the “Disabling Conduct”); provided further that any amounts for reimbursement of expenses advanced to a Covered Person resulting from this Section 9(a) will be repaid to Distributor in the event that such expenses resulted from Disabling Conduct.

(b)

The Fund will indemnify, hold harmless, and defend the Covered Persons from and against any Covered Claims arising directly out of or relating to any untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any of the Offering Materials (other than untrue statements or alleged untrue statements in or omissions or alleged omissions from information relating to a Covered Person furnished in writing by or on behalf of such Covered Person for use in materials furnished or made available to a Client); provided that the Fund will not be liable to and will not have any indemnification obligation to any Covered Person for the portion of any Covered Claim that is the result of any Covered Person’s Disabling Conduct; provided further that any amounts for reimbursement of expenses advanced to a Covered Person resulting from this Section 9(b) will be repaid to the Fund in the event that such expenses resulted from Disabling Conduct.

(c)

Dealer will indemnify, hold harmless, and defend the Fund, Distributor, their affiliates and their respective officers, directors, partners, members, shareholders, employees and agents (the “MS Covered Persons”) from and against any losses, claims, damages or liabilities (or actions in respect thereof) (“MS Covered Claims”) arising directly out of or relating to (i) any untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading by Dealer or any Representative of Dealer, including, but not limited to, statements in any Research Report or Dealer-Supplied Fund Information (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information related to a MS Covered Person furnished in writing by or on behalf of such MS Covered Person for use in materials furnished or made available to Clients), (ii) any material breach by Dealer or any Representative of Dealer of any representation, warranty or agreement contained in this Agreement, or (iii) any willful misconduct, fraud or negligence (as measured by industry standards) by Dealer, a Representative of Dealer or any of their respective affiliates in the performance of, or failure to perform, its obligations under this Agreement; provided that in the case of any of (i)-(iii), Dealer will not be liable to and will not have any indemnification obligation to any MS Covered Person for the portion of any MS Covered Claim that is the result of any MS Covered Person’s material breach of this Agreement, bad faith, fraud, willful misconduct or negligence (the “MS Disabling Conduct”); provided further that any amounts for reimbursement of expenses advanced to a MS Covered Person resulting from this Section 9(c) will be repaid to Dealer in the event that such expenses resulted from MS Disabling Conduct.

(d)

Promptly after receipt of notice of any claim or complaint or the commencement of any action or proceeding with respect to which an indemnified party is entitled to seek indemnification hereunder, the indemnified party will notify the indemnifying party in writing of such claim or complaint or the commencement of such action or proceeding, but failure to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have hereunder or otherwise, except to the extent that such failure materially prejudices the indemnifying party’s rights with respect to such claim. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit so brought, which defense will be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party or parties. The parties hereto agree that if the indemnifying party shall fail to notify the indemnified party that it shall undertake to defend any claim within a reasonable time after its receipt of written notice of such claim, the indemnified party will have the right to undertake the defense of such claim on behalf of, and for the account and at the risk of, the indemnifying party. In the event that the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties will bear the fees and expenses of any additional counsel thereafter retained by it or them. In the event that (i) the indemnifying party elects to assume the defense of such an action or proceeding and the indemnified party reasonably determines in its judgment that having common counsel would present such counsel with a conflict of interest or (ii) the indemnifying party chooses not to assume the defense of the action or proceeding, then the indemnified party may engage separate counsel reasonably satisfactory to the indemnifying party to represent or defend such indemnified party in any such action or proceeding and the indemnifying party will pay the fees and disbursements of such counsel; provided, however, that the indemnifying party will not be required to pay the fees and disbursements of more than one separate counsel for all indemnified parties in each jurisdiction in any single action or proceeding. Subject to the preceding sentence, in any action or proceeding the defense of which the indemnifying party assumes, the indemnified party will have the right to participate in such litigation and to retain its own counsel at such indemnified party’s own expense.

(e)

Neither the indemnifying party nor the indemnified party will, without the prior written consent of the other party (which consent will not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (a “Judgment”), whether or not the indemnifying party or the indemnified party is an actual or potential party to such claim, action, suit or proceeding; provided, however, each indemnifying party shall have the right to settle or compromise or consent to the entry of any Judgment if such settlement, compromise or consent (i) shall include an unconditional release of the indemnified party and each other indemnified party hereunder from all liability arising out of such claim, action, suit or proceeding, (ii) shall not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the indemnified party or any other indemnified party, and (iii) shall not impose any continuing obligations or restrictions on the indemnified party or any other indemnified party. The indemnifying party shall not be liable for any settlement of any action effected without its prior written consent (which consent will not be unreasonably withheld or delayed).

(f)	The foregoing indemnity will be in addition to any rights that the parties may have at common law or otherwise.

(g)

IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY OR ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES.

SECTION 10. ANTI-MONEY LAUNDERING & UK BRIBERY ACT RESPONSIBILITIES

(a)

Dealer represents that it will comply fully with all applicable currency reporting, anti-money laundering, anti-corruption and anti-terrorist laws and regulations, and any other applicable laws, rules, regulations and interpretations of any other applicable regulatory or self-regulatory body.

(b)

Dealer has in place internal controls, policies, and procedures (“AML Program”) that are reasonably designed to detect, identify, and report illegal activity, including money laundering, and further represents that it has implemented, complies with and will comply with anti-money laundering policies and procedures that satisfy and will continue to satisfy the requirements of applicable anti-money laundering and “know your customer” laws, rules and regulations (the “AML Laws”), including, without limitation, the Bank Secrecy Act (as amended by, among other acts, the U.S. International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Act”), and the Anti-Money Laundering Act of 2020), the U.S. International Emergency Economic Powers Act, the U.S. Trading with the Enemy Act, and the U.S. Foreign Corrupt Practices Act, as each may be amended from time to time. Dealer represents that the AML Program, at a minimum: (1) designates a compliance officer to administer and oversee the AML Program; (2) provides ongoing employee training; (3) includes an independent audit function to test the effectiveness of the AML Program; (4) establishes internal policies, procedures, and controls that are tailored to its particular business; (5) includes appropriate risk-based procedures for conducting ongoing customer due diligence, to include, but not be limited to, understanding the nature and purpose of customer relationships for the purpose of developing a customer risk profile; and conducting ongoing monitoring to identify and report suspicious transactions and, on a risk-basis, to maintain and update customer information, including beneficial owners of legal entity customers; (6) a Customer Identification Program (“CIP”) consistent with the rules under Section 326 of the Act and procedures to verify the identity of beneficial owners of legal entity customers consistent with 31 C.F.R. 1010.230 (“Beneficial Ownership Requirements”); (7) provides for the filing of all necessary anti-money laundering reports including, but not limited to, suspicious activity reports; and (8) provides for screening Clients against lists issued pursuant to Section 314(a)[1] of the Act, lists maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control or other Sanctions lists, and any other government list that is or becomes required under the AML Laws. Dealer acknowledges and agrees that none of Distributor, Fund or its administrator(s) is responsible for CIP or Beneficial Ownership Requirements with respect to all Dealer Shareholders and that all Dealer Shareholders are customers of the Dealer and not of Distributor, Fund or its administrator(s) for purposes of CIP requirements and Beneficial Ownership Requirements.

[1]

“Sanctions” means all trade, economic and financial sanctions laws, regulations, and rules administered, enacted or enforced from time to time by (i) the United States (including without limitation the Department of Treasury, Office of Foreign Assets Control and the United States Department of State), (ii) the European Union and enforced by its member states, (iii) the United Nations, and (iv) the United Kingdom (including without limitation Her Majesty’s Treasury).

(c)

Dealer represents and warrants that it has policies, procedures and internal controls in place that are reasonably designed to comply with the UK Bribery Act, the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), and, where applicable, legislation enacted by member States and signatories implementing the OECD Convention Combating Bribery of Foreign Officials, or any similar statute, rule or policy applicable in any jurisdiction in which Dealer engages in any activity hereunder (collectively, the “Anti-Corruption Laws”). Dealer represents and warrants that it has, and will maintain at all times during the term of this Agreement, policies, procedures, and internal controls in place that are reasonably designed to comply with applicable Anti-Corruption Laws, including applicable provisions of the FCPA.

(d)

At any time upon Distributor’s request, Dealer hereby agrees to furnish (i) a copy of its AML Program to Distributor for review, and (ii) a copy of the findings and any remedial actions taken in connection with Dealer’s most recent independent testing of its AML Program. Dealer also agrees to notify Distributor if it becomes aware that any Dealer Shareholder is a person subject to Sanctions, a senior-foreign political figure, a politically exposed person,[2] or otherwise is deemed to be high-risk.

(e)

Dealer agrees to notify Distributor, in writing, if it is found, by its AML compliance officer, independent anti-money laundering auditor, or any Federal, state, or self-regulatory agencies, to be in violation of the Act, any regulation implementing the Act, or its AML Program.

(f)	Dealer agrees to notify Distributor immediately if Dealer is subject to a FINRA disclosure event or fine from FINRA related to its AML Program.

(g)	Dealer shall execute an Anti-Corruption Certificate in the form of Exhibit B attached hereto.

(h)

Dealer, if an SEC Registered Investment Adviser, understands that the SEC and certain U.S. states have adopted or may adopt political contribution limitations, including without limitation, Rule 206(4)-5 under the Investment Advisers Act of 1940 (together, all such laws, rules or regulations, “Pay-to-Play Regulations”) relating to political contributions of employees who solicit U.S. governments or agencies, and agrees to adopt policies and procedures reasonably designed to comply in all material respects with any applicable Pay-to-Play Regulations.

(i)

Dealer will not solicit as an investor in the Fund any retirement, pension, or similar plan or trust (collectively, a “Pension Plan”) which is established by a state, or a municipality of such state, that prohibits the use of placement agents or finders in connection with investments by such state’s or municipality’s Pension Plans.

SECTION 11. CONFIDENTIALITY, COMMUNICATIONS, NON-DISPARAGEMENT

(a)

“Confidential Information” includes any non-publicly available and proprietary information, and includes, without limitation: (i) trade secrets concerning the business and affairs of the Fund, Distributor, or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Fund, Distributor, or their respective affiliates; (iii) information concerning the business and affairs of the Fund, Distributor, or their respective affiliates (including, without limitation, information relating to the Fund’s actual or potential portfolio positions and investment and risk management practices and techniques, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented; (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing.

[2]

A “politically exposed person” is any individual who is or has been entrusted with a prominent public function, for example, Heads of State or of government, senior politicians, senior government, judicial or military officials, senior executives of state-owned corporations, or important political party officials.

(b)

Dealer agrees to hold, and to cause its employees, officers, directors, partners, service providers, advisors, attorneys or agents (collectively, “Representatives”) to hold, Distributor’s Confidential Information (whether received before, on, or after the date hereof) in strict confidence. Dealer shall only disclose Confidential Information to its Representatives who are subject to separate confidentiality obligations with respect to such information and only to the extent necessary to perform its obligations under this Agreement.

(c)	Dealer agrees that it will use any Confidential Information solely in connection with its obligations, duties and undertakings pursuant to this Agreement and for no other purpose whatsoever.

(d)

The Confidential Information shall be kept confidential in accordance with the terms hereof by Dealer and its Representatives and shall not be disclosed by Dealer or its Representatives except (i) as may be consented to in writing by Distributor, and (ii) as required by law, regulation or legal or judicial process, provided that, where such disclosure is required, Dealer shall provide Distributor with a reasonable opportunity to review the disclosure, to the extent practicable and not prohibited by applicable law or regulation, before it is made, and to interpose its own objections to, or seek to limit, the disclosure at its own expense. Dealer shall be responsible for any breach of this Agreement by its Representatives.

(e)

Upon Distributor’s written request, Dealer shall return Confidential Information in its possession; provided, however, that Dealer may maintain copies of Confidential Information as required by law or regulation, or Dealer’s internal recordkeeping policies, and the confidentiality obligations hereunder shall continue to apply to any such copies.

(f)	Dealer agrees to comply with the requirements of applicable law relating to the protection of data and information.

(g)

Dealer agrees that money damages may not be a sufficient remedy for any breach of this Section 11 by Dealer or its respective Representatives and that Distributor shall be entitled to equitable relief, including injunction and specific performance, in the event of any such breach, in addition to all other remedies available to Distributor at law or in equity.

(h)

Notwithstanding the foregoing, Dealer will not be in breach of this Section 11 by distributing to Clients copies of the Offering Materials, Dealer-Supplied Fund Materials, Research Reports, or any other information approved in advance by Distributor in writing.

(i)

Dealer and Distributor agree to work together in good faith to (i) respond in a prompt manner to inquiries of Clients as communicated by Dealer and (ii) organize informal forums on an as-needed basis for discussing material events relating to the Fund with Clients.

SECTION 12. PRIVACY

(a)

Dealer agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the Gramm-Leach-Bliley Act (“GLBA”) and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

(b)

The parties hereto acknowledge that from time to time, Dealer may share with the Fund and the Fund may share with Dealer nonpublic personal information (as defined under the GLBA) of Clients of Dealer. This nonpublic personal information may include, but is not limited to a Client’s name, address, telephone number, social security number, account information and personal financial information. Dealer shall only be granted access to such nonpublic personal information of each of its Clients that pertains to the period or periods during which Dealer served as the broker-dealer of record for such Client’s account. Dealer, Distributor, and the Fund shall not disclose nonpublic personal information of any Clients who have opted out of such disclosures, except (a) to service providers (when necessary and as permitted under the GLBA), (b) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA) or (c) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section 12. Except as expressly permitted under the FCRA, Dealer agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.

(c)

Dealer shall be responsible for determining which Clients have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such Clients (the “List”) to identify Clients that have exercised their opt-out rights. In the event Dealer, Distributor or the Fund expects to use or disclose nonpublic personal information of any Client for purposes other than as set forth in this Section 12, it must first consult the List to determine whether the affected Client has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any Client that is identified on the List as having opted out of such disclosures, except as set forth in this Section 12, shall be prohibited.

(d)

Dealer shall implement commercially reasonable measures in compliance with industry best practices designed (a) to assure the security and confidentiality of nonpublic personal information of all Clients; (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in material harm to any Client; (d) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (e) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. Dealer further agrees to cause all its agents, representatives, affiliates, subcontractors, or any other party to whom Dealer provides access to or discloses nonpublic personal information of Clients to implement appropriate measures designed to meet the objectives set forth in this Section 12.

(e)

Each party agrees that it will promptly notify the others of any security breaches or incidents that may reasonably lead to a compromise of Client non-public personal information. The parties agree to provide prompt notification of security breaches or incidents to facilitate swift and appropriate action to minimize the impact of the security breach. The provisions of this section will remain operative and in full force and effect regardless of the termination or expiration of the Agreement.

SECTION 13. TERMINATION; AMENDMENT

(a)

This Agreement shall become effective as of the date first written above and shall remain in force until the first anniversary of its effective date and shall thereafter continue in effect from year to year unless terminated in accordance with this Section 13.

(b)

In addition to the automatic termination of this Agreement specified in Section 1.b. of this Agreement, each party to this Agreement may unilaterally cancel its participation in this Agreement by giving thirty (30) days’ prior written notice to the other party. Notwithstanding the foregoing, Distributor may terminate Dealer’s ability to offer and sell Shares at any time. In addition, each party to this Agreement may, in the event of a material breach of this Agreement by the other party, terminate this Agreement immediately by giving written notice to the other party, which notice sets forth in reasonable detail the nature of the breach. Such notice shall be deemed to have been given and to be effective on the date on which it was either delivered personally to the other party or any officer or member thereof, or was sent in accordance with Section 19. Without limiting the generality of the foregoing, this Agreement may be terminated by a vote of a majority of the members of the Board of Trustees of the Fund, including the vote of a majority of the Trustees who are not “interested persons,” as defined by the 1940 Act and the rules thereunder, of the Fund and who have no direct or indirect financial interest in the operation of the Fund’s Distribution and Service Plan (the “Plan”) or any agreements entered into in connection with the Plan or by vote of a majority of the outstanding voting securities of the Fund at any time without penalty upon sixty (60) days’ written notice to Distributor and/or Dealer.

(c)	This Agreement shall terminate immediately upon the appointment of a trustee under the Securities Investor Protection Act or any other act of insolvency by Distributor or Dealer.

(d)

This Agreement may not be assigned by either party without the other party’s prior written consent; provided, however, that Morgan Stanley Distribution, Inc. may assign this Agreement to an “affiliated person” of Morgan Stanley Distribution, Inc., as such term is defined in the 1940 Act, without the Dealer’s prior consent.

(e)

This Agreement may be amended by Dealer and Distributor upon mutual written agreement, except that this Agreement may be amended at any time by Distributor or Dealer upon written notice to the other party in cases where such amendment is required (i) pursuant to the dictates of any relevant regulatory agency with jurisdiction over the Fund, Distributor, or Dealer or (ii) otherwise by operation of law. In addition, this Agreement may be amended by Distributor from time to time by the following procedure. Distributor will mail a copy of the amendment to Dealer’s address, as noted herein. If Dealer does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. Dealer’s objection must be in writing and be received by Distributor within such thirty days.

SECTION 14. DISPUTE RESOLUTION; GOVERNING LAW

(a)

The parties waive their rights to seek remedies in court, including any right to a jury trial. In the event of a dispute concerning any provision of this Agreement, either party may require the dispute to be submitted to binding arbitration in New York, New York under the commercial arbitration rules and procedures of FINRA. The parties agree that, to the extent permitted under such arbitration rules and procedures, the arbitrators selected shall be from the securities industry. Judgment upon any arbitration award may be entered by any state or federal court having jurisdiction.

(b)	This Agreement shall be governed and construed in accordance with the laws of the State of New York, without reference to the choice-of-law principles thereof.

SECTION 15. INVESTIGATIONS AND PROCEEDINGS

The parties to this Agreement agree to cooperate fully in any securities regulatory investigation or proceeding or any judicial proceeding with respect to each party’s activities under this Agreement and promptly to notify the other party of any such investigation or proceeding.

SECTION 16. CAPTIONS

All captions used in this Agreement are for convenience only and are not to be used in construing or interpreting any aspect hereof.

SECTION 17. SEVERABILITY

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement is held, under applicable law, to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.

SECTION 18. SURVIVAL

Section 9 in this Agreement shall survive any termination of this Agreement and the obligations contained in Section 14 survive indefinitely.

SECTION 19. NOTICES

Every notice required by this Agreement will be in writing and deemed given (i) the next business day if sent by a nationally recognized overnight courier service that provides evidence of receipt, (ii) the same business day if sent by 3:00 p.m. (receiving party’s time) by facsimile transmission and confirmed by a telephone call, or (iii) on the third business day if sent by certified mail, return receipt requested. Unless otherwise notified in writing, all notices required to be given under this Agreement shall be given or sent to a party at the address listed on Exhibit A attached hereto.

SECTION 20. NON-EXCLUSIVITY

Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

SECTION 21. MISCELLANEOUS

(a)

This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Facsimiles (including facsimiles of the signature pages of this Agreement) will have the same legal effect hereunder as originals.

(b)	This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and supersedes all previous agreements and/or understandings of the parties.

(c)	As used in this Agreement, an “affiliate” of a party means any entity or person controlling, controlled by or under common control with such party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year set forth below.

MORGAN STANLEY DISTRIBUTION, INC.

By:
Name:
Title:

Date:

[DEALER]

By:
Name:
Title:

Date:

EXHIBIT A

NOTICES

Notices required by the Agreement should be sent as follows:

If to Dealer: [ ]

If to the Fund:	North Haven Private Assets Fund
Attn: [ ]
100 Front Street, Suite 700
West Conshohocken, PA 19428

If to Distributor:	Morgan Stanley Distribution, Inc.
Attn: [ ]
1585 Broadway
New York, New York 10036

with a copy, which shall not constitute notice, to

North Haven Private Assets Fund
Attn: [ ]
100 Front Street, Suite 700
West Conshohocken, PA 19428

A-1

EXHIBIT B

[To be included]

B-1

EXHIBIT C

Class	Maximum Upfront Placement Fee or Brokerage Commission[1]	Distribution and Servicing Fee[2]
Class S	3.50%	0.75%
Class D	3.50%	0.25%
Class I	None	None

1

Calculated as a percentage of the purchase amount. No upfront sales load will be paid with respect to Class S Shares, Class D Shares or Class I Shares. Dealer may directly charge Clients upfront placement fees or brokerage commissions not to exceed the Maximum Upfront Placement Fee or Brokerage Commission.

2	Accrued and paid monthly at an annualized rate on the aggregate net assets of the Fund attributable to such class held in Client accounts of Dealer.

C-1

[EXHIBIT D]

DESIGNATED JURISDICTIONS

D-1